Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-248694 ) pertaining to the TransUnion Amended and Restated 2015 Omnibus Incentive Plan.
2.Registration Statement (Form S-8 No. 333-236476 ) pertaining to the TransUnion 2015 Omnibus Incentive Plan.
3.Registration Statement (Form S-8 No. 333-207090) pertaining to the TransUnion Holding Company, Inc. 2012 Management Equity Plan of TransUnion, and
4.Registration Statement (Form S-8 No. 333-205239) pertaining to the TransUnion 2015 Omnibus Incentive Plan and the TransUnion 2015 Employee Stock Purchase Plan;

of our report dated February 18, 2020 (except for Note 3, as to which the date is and February 22, 2022), with respect to the consolidated financial statements and schedules of TransUnion included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/Ernst & Young LLP
Chicago, Illinois
February 22, 2022